Exhibit 15.5

PACIFIC INTERNET LIMITED AUDIT COMMITTEE CHARTER (3rd Revised Version)

1.	INTRODUCTION

1.1.	The Board of Directors (the “Board”) of Pacific Internet Limited (“PacNet” or the “Company”) has established an Audit Committee (the “Audit Committee” or “Committee”) comprising a Committee of Directors.

1.2.	The Audit Committee shall be empowered and function in accordance with this Charter. In the discharge of its functions, the Audit Committee may seek guidance from the best corporate governance practices in Singapore, including without limitation the Code of Corporate Governance issued by the Corporate Governance Committee in Singapore and the SGX Securities Trading Listing Manual issued by the Singapore Exchange Limited, to the extent that such practices are not inconsistent with the regulatory requirements of the US Securities Exchange Commission (the “SEC”) or the NASDAQ National Stock Market (“NASDAQ”) applicable to it.

1.3.	The Audit Committee shall also, for so long as the same is not applicable to the Company, seek guidance from Section 201B of the Companies Act (Cap. 50) of Singapore (and any amendment or re-enactment thereof). However, whenever the same shall apply to the Company, it shall comply with, and act in accordance with the provisions thereof.

1.4.	This Charter shall supersede the 2nd revised version of the Audit Committee Charter adopted by the Audit Committee on 7 November 2004.

2.	PURPOSE

2.1.	The Audit Committee shall assist the Board in fulfilling their oversight responsibility relating to:
2.1.1.	the quality and integrity of the Company’s financial statements;

2.1.2.	the financial reporting process;

2.1.3.	the systems of internal accounting and financial controls;

2.1.4.	the performance of the Company’s internal audit function and independent auditors;

2.1.5.	the qualifications and independence of the independent and internal auditors; and

2.1.6.	the compliance of the Company with ethics policies, and legal and regulatory requirements.
2.2.	In furtherance of this purpose, the Audit Committee shall seek to maintain free and open communication between itself, the independent auditors, the internal auditors and Management.

Pacific Internet Ltd
Audit Committee Charter (3rd Revised Version)

3.	COMPOSITION AND CONSTITUTION

3.1.	The Audit Committee shall comprise of at least three directors, each of whom shall meet the independent requirements of NASDAQ and SEC.

3.2.	Members of the Audit Committee must:
3.2.1.	not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the three years preceding his/her appointment;

3.2.2.	be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.
In addition, at least one member of the Audit Committee shall be an “audit committee financial expert” as defined in the NASDAQ and SEC regulations.

3.3.	Collectively, the Audit Committee should have broad business experience, knowledge of the operations, finance and auditing procedures of the PacNet group of companies (the “PacNet Group”) as well as commitment and available time.

3.4.	The members of the Audit Committee shall elect a Chairman from among their number by majority vote. In addition to chairing meetings of the Audit Committee, the Chairman shall be the liaison with Management and will be responsible for setting the agenda for meetings. The Chairman may temporarily delegate his or her responsibilities if he/she is not available to perform them.

3.5.	A member who wishes to retire or resign shall provide at least one month’s notice to the Board. If, for any reason, the number of qualified members is reduced to below 3, the Board shall, as soon as possible but in any case within the time permitted by the applicable NASDAQ and/or SEC rules, appoint such number of new members to meet the said minimum number of qualified members.

3.6.	The Board should give the Audit Committee sufficient resources to enable it to discharge its functions properly.

4.	AUTHORITY

4.1.	The Audit Committee is empowered to investigate any matter brought to its attention. In doing so, it shall have full access to all books, records, facilities, and personnel of the Company. It is empowered to seek any information it requires from any employee and all employees are directed to co-operate with any request made by the Committee. In addition, Management shall provide the fullest co-operation in providing information and resources to the Committee, as well as implementing and carrying out all requests made by the Committee.

4.2.	The Audit Committee shall have the authority without further action by the Board to obtain legal or other independent professional advice and to secure the attendance of outsiders with relevant experience and expertise if it considers this is necessary.

Pacific Internet Ltd
Audit Committee Charter (3rd Revised Version)

5.	DUTIES AND RESPONSIBILITIES

5.1.	The primary responsibility of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the audit of the financial statements of the Company, on behalf of the Board and report the results of their activities to the Board.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company.

5.2.	In discharge of this responsibility, the Audit Committee shall:
5.2.1.	Review with the independent auditors and the internal auditors their respective audit plans.

5.2.2.	Review with the independent and internal auditors, their evaluation and the adequacy of the internal accounting and other control systems of the PacNet Group, particularly in relation to significant internal control weaknesses that are likely to have material impact on the Company’s operating results or financial position.

5.2.3.	Review with the independent auditors their audit reports on the periodic financial statements of the PacNet Group and other reports relating to internal controls and Management’s response and actions to address any noted weaknesses.

Such reports shall include the following:
(i)	all critical accounting policies and practices to be used;

(ii)	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with Management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

(iii)	other material written communications between the independent auditors and Management, such as any management letter or schedule of unadjusted differences.
5.2.4.	Review with the internal auditors the scope and results of the internal audit procedures and monitor Management’s response and actions to address any noted weaknesses.

5.2.5.	Review with independent auditors and report to the Board, findings of internal investigations into matters where there is any suspected fraud or irregularity, or failure of internal controls or infringement of any law, rule and regulation

Pacific Internet Ltd
Audit Committee Charter (3rd Revised Version)

which has or is likely to have a material impact on the PacNet Group’s operating results or financial position.

5.2.6.	Discuss with the Management, independent auditors and internal auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs.

5.2.7.	Review and approve any related party transactions in order to determine whether any potential conflict of interest exists.

5.2.8.	review the quarterly, half-yearly and yearly balance sheets and profit and loss accounts of the PI Group including announcements to shareholders, SEC and/or NASDAQ prior to their submission to the Board, focusing particularly on:
(i)	any changes in accounting policies and practices;

(ii)	major judgemental areas;

(iii)	significant adjustments resulting from an audit;

(iv)	the going concern assumption;

(v)	compliance with accounting standards; and

(vi)	compliance with stock exchange and legal requirements.
5.2.9.	Review the assistance given by officers of the PacNet Group to the independent auditors and internal auditors, to determine that no restrictions are placed on them by Management.

5.2.10.	Review and re-assess the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board for approval.

5.2.11.	Make recommendations for the purpose of ensuring that the internal audit departments within the PacNet Group that they are adequately staffed and appropriately qualified, and if the internal auditing services are provided by external parties, to request that the internal auditors satisfy the Audit Committee that their team is adequately staffed and appropriately qualified.

5.2.12.	Establish policies for the hiring of employees and former employees of the External Auditors.

5.2.13.	Review periodic filings with the SEC by the Company and ensure that adequate programs and procedures exist to comply with the rules and regulations of the SEC, NASDAQ and, to the extent that they are not inconsistent with the rules and regulations of the SEC and NASDAQ, the rules and regulations of any other stock exchange which are applicable to it.

5.2.14.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by

Pacific Internet Ltd
Audit Committee Charter (3rd Revised Version)

employees of the Company of concerns regarding questionable accounting or auditing matters.

5.2.15.	Establish, review, and update periodically the Company’s Code of Ethics for Senior Executive and Financial Officers (the “Code”) and ensure that Management establish a system to enforce the Code.

5.2.16.	Carry out such other functions as may be agreed to by the Audit Committee and the Board.

5.2.17.	Evaluate its own performance annually.
6.	OVERSIGHT OF AUDITORS AND AUDITOR INDEPENDENCE

6.1.	The Audit Committee is directly responsible for the appointment, compensation and retention of the independent auditors, subject to ratification by the shareholders.

The Committee shall have oversight of the work of the independent auditors engaged to prepare or issue an audit report or perform other audit, review or attest services, including resolutions of disagreements between independent auditors and Management regarding financial reporting.

6.2.	The Committee shall request for its review a formal written statement by the independent auditors at least annually, describing:
6.2.1.	all relationships between the independent auditors (and its related entities) and the Company (and its related entities) consistent with Independence Standards Board Standard 1 (for assessing auditor independence),

6.2.2.	the independent auditors’ internal quality control procedures; and

6.2.3.	any material issues raised by the most recent internal quality control review, or peer review of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the past 5 years, in respect of one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.
6.3.	To ensure the independence of the independent auditors, the Audit Committee shall:
6.3.1.	actively engage in dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, bearing in mind the Audit Committee’s responsibility to select, evaluate and where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for shareholders’ approval in any notice of annual general meeting of the Company);

6.3.2.	take, or recommend that the Board take, appropriate action to ensure the independence of the independent and internal auditors;

6.3.3.	(subject to shareholder ratification if necessary) pre-approve all audit, audit-related and non-audit services provided by the independent auditors, as

Pacific Internet Ltd
Audit Committee Charter (3rd Revised Version)

required under the applicable law and SEC and NASDAQ rules and regulations. The Audit Committee may form and delegate authority to one or more of the designated members of the Committee to grant such pre-approvals of audit and permitted non-audit services; provided that the decisions of any member to whom the authority is so delegated to pre-approve an activity shall be presented to the full Audit Committee for ratification at its next meeting; and

6.3.4.	ensure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit of the independent auditors.
7.	FUNDING

7.1.	The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of:
7.1.1.	Compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the listed issuer;

7.1.2.	Compensation to any advisers employed by the Audit Committee under Clause 4.2 above; and

7.1.3.	Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.
8.	MEETINGS

8.1.	To carry out the above functions, the Audit Committee shall meet at least four times in any one financial year at such time and place as it may elect. A member may, and the Company Secretary on the request of a member shall, at any other time convene a meeting of the members of the Audit Committee by notice served upon the members of the Audit Committee.

Upon the request of the independent auditors, the Chairman of the Audit Committee shall convene a meeting of the Audit Committee to consider any matters the independent auditors believe should be brought to the attention of the Audit Committee members.

8.2.	The Audit Committee has the discretion to invite any Director or executive to attend any Audit Committee meeting.

8.3.	The Audit Committee shall meet separately periodically with Management, the internal auditors, and the independent auditors to discuss issues and concerns warranting committee attention. The Audit Committee shall provide sufficient opportunity for the internal auditors and the independent auditors to meet privately with the members of the committee. The Audit Committee shall review with the independent auditors any audit problems or difficulties and Management’s response.

Pacific Internet Ltd
Audit Committee Charter (3rd Revised Version)

8.4.	The Company Secretary, failing whom his/her representative, shall be the secretary for all meetings of the Audit Committee.

8.5.	Minutes of the meetings of the Audit Committee shall be circulated to the Board and made available to the independent auditors upon their request. However, minutes pertaining to the performance of the independent auditors may only be circulated to the independent auditors with the permission of the Audit Committee.

8.6.	Except as otherwise provided herein, the Audit Committee shall be governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), resolutions in writing, notice, waiver of notice, quorum and voting requirements as are applicable to the Board.
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Approved and adopted by the Board on this 4th day of August 2005.

Revision History
•	Original Version approved by the Board of Directors and adopted by the Audit Committee on 16 May 2000.
•	1st Revised Version approved by the Board of Directors and adopted by the Audit Committee on 7 November 2003.
•	2nd Revised Version adopted by the Audit Committee on 7 November 2004.